August 8, 2000

Board of Directors
Relm Wireless Corporation
7505 Technology Drive
West Melbourne FL  32904

Attention:  Mr. Donald F. U. Goebert
               Chairman of the Board

Re:            Addendum to August 8, 2000 Letter Agreement

Gentlemen:

This letter ("Addendum") supplements our letter agreement between Relm Wireless Corporation. ("Relm" or the "Company") and Janney Montgomery Scott LLC ("JMS") dated August 8, 2000 ("Agreement"). Capitalized terms that are used but not defined in the Addendum shall have the meanings ascribed in the Agreement.

Within an 18-month period from the date of the Agreement, should any company, individual(s) or other entity ("Investor(s)") invest in, or enter into a letter of intent or other contractual relationship to invest in, the Company, JMS shall be paid a cash fee ("Investment Fee") by Relm at the closing as described below.

If the investment(s) are made in one or more installments, the said JMS cash fee shall be paid within thirty (30) days after each such investment in the same proportion which the investment bears to the total investment.

Security Purchased                                                                      Investment Fee
------------------                                                                      --------------
(a)  Common stock, convertible preferred, convertible debentures
     or debt with warrants                                                             5% of investment

(b)  Non-convertible debt or non-convertible preferred stock                           2% of investment

(c)  All other                                                                         Mutual agreement

                                                       Relm Wireless Corporation
                                                                          Page 2


The provisions of the Agreement are reaffirmed in their entirety, except as expressly modified by this Addendum.

If the foregoing accurately states our mutual understanding, please sign the enclosed copy of the Addendum and return it to JMS.

Sincerely yours,

JANNEY MONTGOMERY SCOTT LLC



By:      /s/ William J. Barrett
         ----------------------------
         William J. Barrett
         Senior Vice President

Accepted and Agreed to:

RELM WIRELESS CORPORATION



By:      /s/ Donald F. U. Goebert
         -----------------------------
         Donald F. U. Goebert
         Chairman of the Board